Siaya County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to Resolution 4 April 2018

This Memorandum Serves as a basis for completing the Partnership between Siaya County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Resolution of Siaya County Government Assembly signed on 4 April 2018 approving the partnership with AmericaTowne, Holdings, Inc., and Siaya County Government for the purchase of equipment totaling $2.6 billion Kenya shillings ($26 mil USD).

The equipment will be provided under construction of the county projects SQ NO SC/EVC/008/04/2018 and PRO/15295.SC/EVC/008/04/2018.

The Director of Procurement for Siaya County Government provided AmericaTowne, Holdings, Inc. with the list of equipment required.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Siaya County Government agree that:

Siaya County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment.

By June 8, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Siaya County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Siaya County Government Department of Finance will pay seventy-five percent (75%) of the total invoice in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne' Chief Executive Officer.

Upon receipt of initial funds of seventy-five (75%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Siaya County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice to Siaya County Government, Siaya County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payment of twenty-five percent (25%) in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne' Chief Executive Officer.

[SIGNATURES ON NEXT PAGE]

AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer

Dated: 5/29/2018

COUNTY OF SIAYA

By: H.E Cornel AmothRasanga
Its: Governor Siaya County

Dated: 29 May 2018

REPUBLIC OF KENYA

COUNTY GOVERNMENT OF SIAYA

County Government of Siaya
P.O.Box 803-40600
SIAYA, KENYA
E-mail: info@siaya.go.ke

Our ref…SP/110/27………… 12th April 2018

Your ref……………

THE VICE PRESIDENT,

AMERICATOWNE HOLDINGS, I.N.C COMPANIES,

4700 HOMEWOOD CT SUITE 100.

Attn: Mr. Malack.

Dear Sir,

RE: UTHORITY SCG.EVC/OO8/04/2018

Approval has been granted after successful passage of the county development bill 2018/2019 which was held at the assembly chambers and passed by the majority of the members as required by the law herein to grant your firm Americatowne Holdings in providing the county government of Siaya the equipment worth 260 million dollars for the financial year 2018/2019.

The equipments are to be used on the construction of the county projects SQ NO SC/EVC/008/04/2018 AND PRO/15295. SC/EVC/008/04/2018.

The county government will dispatch the procurement team in due course for the site visit of your company offices in determination of your able capability in business partnership. We do expect that after this visit and report forwarded to us thereof. Your team will also visit our assembly for the grand signing of legal memorandum of understanding between our governor and your president.

Your response on the dates you would like our team to visit your offices will be highly appreciated.

Yours sincerely,

HON GEORGE OKODE

SIAYA COUNTY SPEAKER.

CC: Hon Governor

County Finance Executive.

National Treasury permanent secretary

REPUBLIC OFKENYA

RESSOLUTION APPROVING THE PARTNERSHIP WITH AMERICANTOWNE HOLDINGS AND SIAYA COUNTY GOVERNMENT ON PURCHASING ALLIANCE.

WHEREAS, after a competitive solicitation and selection process by the lead public Argency,the Supplier has entered into a master agreement to provide goods, products and services based upon national volumes.

WHEREASE, the competitive solicitation and selection process used by the lead Public Agency was similar to those used by Kiambu County.

WHEREAS, the competitive solicitation and selection process required that The Supplier (Americantowen) allows participating to Purchase goods, products and services on the same terms. Conditions and pricing as the Lead Public Agency, subject to the applicable local purchasing ordinances and laws of the state of purchase.

WHEREAS, it has been determined that the entire contract will accumulate total sum ksh 2.6billion Kenya shillings for the purchase and maintain the machineries' for the project A and B respectively.

VOTE 4071 LANDS, PHYSICAL PLANNING AND HOUSING CONSTRUCTION OF DAMS AND PURCHASE OF MACHINARIES AND EQUIPMENT:SQ NO SC/EVC/008/04/2018S

To have secure, well governed, competitive and sustainable urban and rural areas by facilitating sustainable urbanization through good governance and service delivery

To facilitate sustainable urbanization through good governance and service delivery

A. Strategic Overview and Context for BudgetIntervention;

The County Land, Housing and Physical Planning sector is mandated to undertake spatial planning, land management and promote housing development for orderly spatial development. The Sector has four directorates, namely: Spatial Planning; Housing and Community Development; Land Survey and Geo-informatics; and, Land Valuation and Property Management. The main goal of the department is to provide spatial planning strategies for promoting sustainable rural and urban management and development.

The strategic objectives for F/Y 2017/2018 will include to: Provide an integrated spatial pattern of development that finds the balance between production and protection of natural resources and encourages economic development; To formulate and coordinate implementation of policies and legal framework for sustainable land, housing and urban development; To facilitate access to adequate housing; Improve service delivery through enhanced revenue generation.
During the 2016/17 budget year, the department seeks funding to develop County Land Information system, valuation of County land, enact legislation, develop housing maintenance policies, and complete rehabilitation and refurbishment of former Red Nova hotel building among others.

B. Programmes and theirObjectives

Programme 0102: P2 Land Management and Physical Planning; & Housing Development

To ensure efficient and effective administration and management of land resource and facilitate the production of decent and affordable housing.

VOTE 4073 ROADS, TRANSPORT AND PUBLIC WORKS CONSTRUCTION OF DAMS:PRO/15295.SC/EVC/008/04/2018

To be a world class provider of integrated transport system by enabling the development, operation and maintenance of an efficient, cost effective, safe and integrated transport system in SiayaCounty.

To develop, operate and maintain an efficient, cost effective, safe and integrated transport system in Siaya County, in order to achieve County, National and international development objectives in a socially, economically and environmentally sustainable manner.

A. Strategic Overview and Context for BudgetIntervention;

The departmental strategies and measures include ; construction and maintenance of all feeder/access roads, upgrading key link roads to bitumen standards, construction of urban roads to bituminous standards, installation of flood lights, construction and rehabilitations of bus parks and construction of bridges. The Department also plan to construct, equip and man fire stations in every sub-county as well as provide technical support to other departments for construction and rehabilitation of public work buildings. In relation to County Energy, the department will undertake energy audit and promote use of renewable energy.

The allocation in 2018/2019 financial year will focus on grading and gravelling 400km of roads across the county; rehabilitating/reconstructing 20km of tarmac roads in townships and shopping centres; construction of 10No. Bridges across the county; construction of 6No. Bus parks and rehabilitation of bus parks, procurement of 2No. Double pickups for monitoring as well as plant and other equipment.

NOW, THEREFORE, BE IT RESOLVED BY THE COUNTY GOVERNMENT OF SIAYA AS FOLLOWS

The county governments of Siaya in partnership with the international company Americantowen Holdings will purchase deliver and maintain the following:

(1 Forklifts 70 units.

(2) Modern water pipes 4000 pieces.

(3) Modern fire fighting equipments 120 units.

(4) Trucks not exceeding 30 tones 480 units

(5) Modern drilling Machines 600 units.

(6) Motor vehicles 4x4 pickups 120 units.

(7) Standby Generators 500 units.

(8) Cranes and Graders 120 units.

(9) Tractors 120 units.

(10) Earth movers machines 120 units

ADOPTED by the county government of Siaya at assembly meeting held on 4th day of April 2018 by the following vote.

A YES--20

B NOES...03

C ABSENT-------------------------------------02

MAJORIYT LEADER..

MINORITY LEADER..

HON.SPEAKER..

REPUBLIC OF KENYA

COUNTY GOVERNMENT OF SIAYA

THE COUNTY GOVERNMENT OF SIAYA IN PARTNERSHIP WITH THE INTERNATIONAL COMPANY AMERICATOWEN HOLDINGS WILL PURCHASE, DELIVER AND MAINTAIN THE FOLLOWING:-

1. Forklifts 70 units - Counterbalance Forklift with pneumatic tyres
2. Modern water pipes 4000 pieces - Galvanized Steel (Metal)
3. Modern fighting fire equipments 120 units
   - Fire extinguisher filled with :-
     Foam
     Carbon dioxide
     Vet chemicals
     Hallon 12111(BCF)
4. Trucks not exceeding 30 tones 480 units
   - Shacman heavy duty
5. Modern drilling machines 600 units - 40 mm heavy duty all geared grilled machine with auto feed, auto lift and double column.
6. Motor vehicles - chevy Colorado 4wd
7. Standby generators 500 units - siemens industrial generators 370 mva.
8. Cranes and graders 120 unit - caterpillar
9. Tractors 120 units - agricultural tractors mostly ford will be the best
10. Earth movers machines 120 units - komatsu D575A- 3 super dozer

NOTE: WE WOULD ALSO LIKE TO GET YOUR OPINION ON THE BEST MACHINES TO BE USED.